VERTRO, INC.
Q4 Preannouncement
February 10, 2011

DENISE GARCIA

Good afternoon everyone and thank you for joining our call this afternoon. Joining me on the call today are Vertro’s President and CEO Peter Corrao, CFO, Jim Gallagher, and General Manager, Rob Roe.

I’d like to remind everyone that today’s comments include forward-looking statements.  These statements are subject to risks and uncertainties that may cause actual results and events to differ materially from those expressed in the forward-looking statements.  These risks and uncertainties will be outlined at the end of this conference call, and are also detailed in our filings with the SEC.

To comply with the SEC’s guidance on “fair and open disclosure,” we have made this conference call publicly available via audio webcast through the investor relations section of our website at www.vertro.com, and a replay of this conference call will be available for 90 days.

Certain of the alOt user metrics we’ll be discussing this afternoon are broken out by ‘Region One’ and ‘rest-of-world’ (ROW). As a reminder, Region One comprises English speaking users in the U.S., Canada, U.K., Ireland, Australia and New Zealand.

I’d now like to turn the call over to President and CEO, Peter Corrao. Peter?

PETER CORRAO

Thanks Denise, and good afternoon everyone; thanks for joining us.

My focus this afternoon is to provide more detail on the non-financial metrics that we released earlier today as well as our preliminary revenue results for Q4 2010.  We’re releasing these numbers together after having conducted a thorough analysis of our Q4 user data following the quarter close.

The financial information and non-financial metrics that I’ll be discussing are preliminary estimates only and the financial information is subject to final audit by our independent auditors. We will be hosting a call to present our Q4 and full year 2010 results after the completion of our audit. We expect to host this call in the first week of March and we’ll update investors with the exact date when it is confirmed.

We estimate Q4 2010 revenue of $9.6 million, an increase of approximately 20% over Q4 2009 revenue of $8.0 million, and a sequential decrease of approximately 2% from revenue of $9.8 million in Q3 2010.

We are pleased to have achieved solid year-over-year revenue growth, however our quarterly revenue performance was below our sequential growth target that we had achieved throughout the year. Despite this, our estimates show we were able to maintain our EBITDA and Adjusted EBITDA growth in Q4 2010, which I’ll discuss in more detail after walking through our Q4 revenue analysis.

Based on our analysis, we believe that the sequential decrease in Q4 revenue was the result of two events. The first is an issue with a Region One bundle distribution partner.

We’ve developed a sophisticated lifetime value (LTV) model that we use to measure the anticipated returns from users acquired through different distribution partners. If, through this model. we see particular campaigns falling below our projected margin targets, we optimize activity before deciding to reduce spending.  During Q4, we decreased spending with one of our Region One bundle distribution partners.

During Q2 and Q3 2010, this bundle distribution partner delivered what we believed were high margin Region One users, but during Q4 our LTV model revealed that the value of users had decreased below our acceptable margin targets. We responded by reducing the CPA, or cost we paid to acquire each user from this partner, which in turn resulted in the partner delivering less users to us. This ultimately caused a drop in users in Region One, and a loss of the revenue that these users would have delivered during the quarter. As most of you know, we generate a partial return on our customer acquisition spending in the quarter the spending actually occurs.

We worked hard to make up this reduction in Region One spending across other marketing channels, however the nature of online marketing means that quickly ramping spending typically has a negative impact on near-term margins, which we were unwilling to incur and absorb.

We were fortunate to be able to rely on our growing international user base to partially offset the reductions in Region One revenue in Q4. While these ‘rest-of-world’ users typically deliver margins equal to or greater than Region One, the total revenue we generate per user is generally lower than Region One. The net result of this is that the rest-of-world users and revenue we added in Q4 were not sufficient to fully offset the decline in users and revenue that we saw in Region One.

To address this issue, we have now refocused our customer acquisition team on building our Region One user base. This includes continuing our vertical expansion as well as testing new Region One distribution partners.

The second issue we faced in Q4 was softer than expected revenue per search from our monetization partners over the Holiday season. In Region One, we didn’t see the seasonal lift we expected in Q4 2010. Added to this, the seasonal decline in revenue per search that we saw in late December in Region One was more pronounced than in previous years. Across many of our rest-of-world markets, we saw a similar trend.

As part of our ongoing strategy to optimize our revenue per search, we are currently working with our monetization partners to test new implementations for our search engine results pages. These tests include varying the number of ads that we display to our users as well as testing new ad formats.

We believe that through our analysis we have identified the two primary issues that resulted in the sequential quarterly decrease in revenue in Q4. Further, we believe we have now developed and are executing on strategies for addressing these issues.

Before opening the call for questions let me stress that we do not believe that the sequential revenue decline which we experienced in Q4 is a long term issue for our business, but rather it is a slight bump in the road. Even with the issues we faced in Q4, we managed to deliver revenue growth of approximately 20% from Q4 2009 to Q4 2010. For full year 2010, we expect revenue to increase approximately 30% year-over-year, from $27.6 million in 2009 to approximately $35.9 million in 2010.

As I noted earlier in the call, one of the benefits of not being able to spend as much on customer acquisition as we had planned in Q4 2010, is that we expect more of our revenue to flow through to the bottom line. When we release our full Q4 and 2010 results, we expect to report a sequential quarterly increase in both EBITDA and Adjusted EBITDA.

We remain excited by the prospects of our business and the potential for growth in both Region One and rest-of-world. We are also proud of the expected year-over-year improvements we have made in all of our key financial and non-financial metrics. I look forward to presenting our full results to you in early March and to provide an update on our strategy of returning to growth in Region One and optimizing our search engine results pages.

With that said, I’m happy to answer questions related to the events we experienced in Q4 and I’ve discussed on this call.  As mentioned, we are planning our Q4 and full year 2010 call in early March. With that said, I’ll hand the call back to Denise to start the Q&A session. Denise?

Q&A SESSION

DENISE GARCIA

This conference call contained certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as “plan,” “will,” “intend,” “anticipate,” “believe” or “expect,” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Key risks are described in Vertro’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for 2009 and the Form 10-Qs for Q1, Q2 and Q3 2010. In addition, past performance cannot be relied upon as a guide to future performance.

That concludes our call today; thank you for listening.